EXHIBIT 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-164313 on Form S-11 of our report dated March 30, 2011, relating to the consolidated financial statements and financial statement schedule of Phillips Edison – ARC Shopping Center REIT Inc. appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

March 31, 2011